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                                                                EXHIBIT (11)
                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                          COMPUTATIONS OF PER SHARE EARNINGS
                         (In Millions, Except Per Share Data)
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                                                                                     Fiscal Year Ended
                                                             ---------------------------------------------------------------
                                                              FEBRUARY 1, 1997       February 3, 1996     January 28, 1995
                                                             -------------------   -------------------   -------------------
                                                             EARNINGS     SHARES   Earnings     Shares   Earnings     Shares
                                                             --------     ------   --------     ------   --------     ------
Primary Computations
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Earnings before extraordinary charge . . . . . . . . . . .    $  474                $  311                $  434
Extraordinary charge, net of tax . . . . . . . . . . . . .       (11)                    0                     0
                                                              -------               -------               -------
Net earnings . . . . . . . . . . . . . . . . . . . . . . .       463                   311                   434
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares . . . . . . . . . . . . . . . . . . .       (20)                  (20)                  (19)
                                                              -------               -------               -------
Adjusted net earnings. . . . . . . . . . . . . . . . . . .    $  443                $  291                $  415
                                                              -------               -------               -------
                                                              -------               -------               -------
Average common shares outstanding. . . . . . . . . . . . .                 216.7                 215.5                214.8
Average number of common share equivalents:
  Stock options. . . . . . . . . . . . . . . . . . . . . .                   1.2                   0.4                  0.6
  Performance shares . . . . . . . . . . . . . . . . . . .                   0.8                   0.9                  0.6
                                                                         -------               -------               -------
Adjusted common equivalent shares
  outstanding-primary. . . . . . . . . . . . . . . . . . .                 218.7                 216.8                216.0
                                                                         -------               -------               -------
                                                                         -------               -------               -------
Primary earnings per share before
  extraordinary charge . . . . . . . . . . . . . . . . . .    $ 2.07                $ 1.34                $ 1.92
Extraordinary Charge . . . . . . . . . . . . . . . . . . .     (0.05)                 0.00                  0.00
                                                              -------               -------               -------
PRIMARY EARNINGS PER SHARE . . . . . . . . . . . . . . . .    $ 2.02                $ 1.34                $ 1.92
                                                              -------               -------               -------
                                                              -------               -------               -------
Fully Diluted Computations
--------------------------
Earnings before extraordinary charge . . . . . . . . . . .    $  474                $  311                $  434
Extraordinary charge, net of tax . . . . . . . . . . . . .       (11)                    0                     0
                                                              -------               -------               -------
Net earnings . . . . . . . . . . . . . . . . . . . . . . .       463                   311                   434
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares. . . . . . . . . . . . . . . . . .       (14)                  (14)                  (13)
                                                              -------               -------               -------
Adjusted net earnings. . . . . . . . . . . . . . . . . . .    $  449                $  297                $  421
                                                              -------               -------               -------
                                                              -------               -------               -------
Average common and common equivalent
  shares-primary . . . . . . . . . . . . . . . . . . . . .                 218.7                 216.8                 216.0
Additional common share equivalents attributable to
  application of the treasury stock method . . . . . . . .                   0.2                   0.1                   0.3
Assumed conversion of ESOP preferred shares. . . . . . . .                  11.7                  12.3                  12.6
                                                                         -------               -------               -------
Adjusted common equivalent shares
  outstanding-fully diluted. . . . . . . . . . . . . . . .                 230.6                 229.2                 228.9
                                                                         -------               -------               -------
                                                                         -------               -------               -------
Fully diluted earnings per share before extraordinary
  charge . . . . . . . . . . . . . . . . . . . . . . . . .    $ 2.00                $ 1.30                $ 1.84
Extraordinary Charge . . . . . . . . . . . . . . . . . . .     (0.05)                 0.00                  0.00
                                                              -------               -------               -------
FULLY DILUTED EARNINGS PER SHARE . . . . . . . . . . . . .    $ 1.95                $ 1.30                $ 1.84
                                                              -------               -------               -------
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